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                                                                      EXHIBIT 21

                         Subsidiaries of the Registrant

                                       Percentage of      State of Incorporation
Parent        Subsidiary                 Ownership            or Organization

HEI, Inc.     Cross Technology, Inc.       100&                  Minnesota